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                                                                    EXHIBIT 21.1

                                QUIKSILVER, INC.

                     NAMES AND JURISDICTIONS OF SUBSIDIARIES


          Subsidiary Name                                      Jurisdiction
          ---------------                                      ------------
          QS Retail, Inc.                                       California
          Mervin Manufacturing, Inc.                            California
          Mt. Waimea, Inc.                                      California
          Quiksilver Wetsuits, Inc.                             California
          Hawk Designs, Inc.                                    California
          Fidra, Inc.                                           California
          Quiksilver Australia Pty Ltd                           Australia
          Quiksilver International Pty Ltd                       Australia
          Pavilion Productions Pty Ltd                           Australia
          Na Pali, S.A.                                             France
          Freestyle, S.A.                                           France
          Kokolo SARL                                               France
          Emerald Coast Europe                                      France
          Infoborn SARL                                             France
          Cariboo, Eurl                                             France
          Lanai                                             United Kingdom
          Gen X Publishing Ltd.                             United Kingdom
          Molokai Ltd.                                      United Kingdom
          Emerald Coast Limited                             United Kingdom
          Kauai GmbH                                               Germany
          Sumbawa SL                                                 Spain
          Haapiti, SRL                                               Italy